Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (No. 333-258340) on Form S-1 and (No. 333-251771) of Form S-8 of our report dated March 22, 2024, with respect to the consolidated financial statements of Hyzon Motors Inc. /s/ KPMG LLP Rochester, New York March 22, 2024